EXHIBIT 8.1
                                                                     -----------

                           WEIL, GOTSHAL & MANGES LLP           Austin
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                              September 28, 2007

Board of Directors
NextWave Wireless Inc.
12670 High Bluff Drive
San Diego, California 92130

Ladies and Gentlemen:

            We have acted as counsel to NextWave Wireless Inc., a Delaware corporation ("NextWave"), in connection with the registration of its Series A Senior Convertible Preferred Stock, pursuant to the Registration Statement on Form S-3, as amended or supplemented through the date hereof, and originally filed with the Securities and Exchange Commission on July 30, 2007 (the "Registration Statement"). Unless otherwise indicated, capitalized terms not defined herein shall have the meaning set forth in the Registration Statement. This opinion letter is being delivered in connection with the Registration Statement, to which this opinion appears as an exhibit.

            In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement,
(ii) the Purchase Agreement, and (iii) such agreements, documents and other instruments as we have deemed necessary or appropriate (the aforementioned documents together, the "Documents"), and have made such inquiries of such officers and representatives of NextWave and such other persons, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have further assumed that there are no agreements or understandings between or among the parties to the Documents with respect to the transaction contemplated therein other than those contained in the Documents.

            In rendering our opinion, we have assumed that (i) the Registration Statement and the Purchase Agreement reflect all facts relating to the issuance, terms and registration of the Series A Senior Convertible Preferred Stock, and



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Board of Directors
NextWave Wireless Inc.
September 28, 2007
Page 2




(ii) any statement in the Registration Statement or the Purchase Agreement made "to the knowledge of," qualified by materiality or similarly qualified is correct without such qualification.

            Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above and qualifications set forth below, the discussion in the Registration Statement under the heading "Certain Material United States Federal Income Tax Considerations," insofar as it relates to matters of United States federal income tax law and the regulations or legal conclusions with respect thereto, constitutes our opinion of the material United States federal income tax consequences to the holders of the Series A Senior Convertible Preferred Stock and Common Stock.

            We express no opinion concerning any tax consequences other than those specifically set forth herein. You should be aware that legal opinions are not binding upon the Internal Revenue Service (the "Service") or the courts, and there can be no assurance that the Service would not assert a contrary position.

            Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the issuance or registration of the Series A Senior Convertible Preferred Stock, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. No opinion is expressed on any matter other than those specifically covered by the foregoing opinion.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to our firm therein under the headings "Legal Matters." In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,



                                /s/  Weil, Gotshal & Manges LLP